EXECUTION COPY

                               KEEPWELL AGREEMENT

                  KEEPWELL AGREEMENT (this "AGREEMENT"), dated December 28, 1995, made by Wheeling-Pittsburgh Steel Corporation, a Delaware corporation (the "BORROWER"), Wheeling-Pittsburgh Corporation, a Delaware corporation ("HOLDINGS"), and WHX Corporation, a Delaware corporation ("WHX" and, together with Holdings, the "OBLIGORS"), in favor of the Lender Parties referred to below.

                  PRELIMINARY STATEMENTS:

                  1. The Borrower has entered into a Second Amended and Restated Credit Agreement, dated as of December 28, 1995, with the financial institutions party thereto and Citibank, N.A., as agent for said financial institutions (said Agreement, as it may be amended or otherwise modified from time to time, being the "CREDIT AGREEMENT").

                  2. Holdings owns beneficially and of record 100% of the capital stock of the Borrower and WHX owns beneficially and of record 100% of the capital stock of Holdings.

                  3. WHX and Holdings have agreed to provide certain assurances to the Lender Parties with respect to the financial condition of the Borrower.

                  4. It is a condition precedent to the effectiveness of the Credit Agreement and to the making of Loans and the issuance of Letters of Credit that the Obligors shall have executed and delivered this Agreement.

                  NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make Loans and the Issuers to issue Letters of Credit, the Obligors hereby agree as follows:

                  SECTION 1. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein, have the meanings specified in the Credit Agreement. As used in this Agreement, the following terms shall mean:

                  "BANKRUPTCY CODE" means Title 11 of the United States Code, any successor statute thereto or any similar United States federal or state law for the relief of debtors.

                  "KEEPWELL PAYMENTS" has the meaning specified in Section 2.


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                  SECTION 2.  AGREEMENT.  If the Loan Party  Consolidated  Group
maintains for any month included in each Fiscal Quarter set forth below Cumulative Cash Flow for the period beginning on January 1, 1995 and ending on the date of determination in an amount less than the amount set forth below:



                                                                 MINIMUM
FOR THE PERIOD ENDING                                       REQUIRED AMOUNT
---------------------                                       ---------------

March 31, 1996                                              $  (35,000,000)

June 30, 1996                                                  (45,000,000)

September 30, 1996                                             (55,000,000)

December 31, 1996                                              (65,000,000)


March 31, 1997                                                 (75,000,000)

June 30, 1997                                                  (85,000,000)

September 30, 1997                                             (90,000,000)

December 31, 1997                                              (90,000,000)


March 31, 1998                                                (100,000,000)

June 30, 1998                                                 (105,000,000)

September 30, 1998                                            (110,000,000)

December 31, 1998                                             (110,000,000)

March 31, 1999                                                (110,000,000)

June 30, 1999                                                 (110,000,000)


then each Obligor hereby, jointly and severally, unconditionally and irrevocably promises to pay to the Agent, as a loan, capital contribution or advance to the Borrower (such loans, capital contributions or advances being "KEEPWELL PAYMENTS"), within three Business Days of the Agent's demand therefor, cash funds in an amount such that, after giving effect to such Keepwell Payment, the Loan Party Consolidated Group so maintains such amount of Cumulative Cash Flow. Keepwell Payments shall be applied by the Agent to the Obligations in accordance with Section 2.7(d) of the Credit Agreement.


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                  SECTION 3. REPAYMENT OF KEEPWELL PAYMENTS. The Borrower hereby agrees to repay to WHX the Keepwell Payments only in accordance with the terms and conditions of the Holdings Intercreditor Agreement and the Credit Agreement.

                  SECTION 4. AGREEMENT ABSOLUTE. The liability of each Obligor under this Agreement shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any provision of any other Loan Document or any other agreement or instrument relating to any Loan Document, or avoidance or subordination of any of the Obligations;

                  (b) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Credit Agreement or any of the other Loan Documents;

                  (c) any exchange, release or non-perfection of any Lien on any Collateral for, or any release or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Obligations;

                  (d) the absence of any attempt to collect any of the Obligations from the Borrower or for any other guarantor or any other action to enforce the same or the election of any remedy by any of the Lender Parties;

                  (e) any waiver, consent, extension, forbearance or granting of any indulgence by any of the Lender Parties with respect to any provision of any other Loan Document;

                  (f) the election by any of the Lender Parties in any proceeding under chapter 11 of the Bankruptcy Code of the application of section 1111(b)(2) of the Bankruptcy Code;

                  (g) any borrowing or grant of a security interest by the Borrower, as debtor- in-possession, under section 364 of the Bankruptcy Code;

                  (h) the disallowance, under section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Lender Parties for payment of any of the Obligations; or

                   (i) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor.

                  SECTION 5. WAIVER. (a) Each Obligor hereby (i) waives (A) promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Obligations or this Agreement, (B) any requirement that any of the Lender Parties protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto

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or exhaust any right or take any action against any Borrower or any other Person or any Collateral, (C) the filing of any claim with a court in the event of receivership or bankruptcy of any Borrower, (D) protest or notice with respect to nonpayment of all or any of the Obligations, (E) the benefit of any statute of limitation, (F) all demands whatsoever (and any requirement that same be made on the Borrower as a condition precedent to such Obligor's obligations hereunder); and (ii) covenants and agrees that this Agreement will not be discharged except by complete performance of the Obligations and any other obligations of such Obligor contained herein, except as otherwise provided in
Section 12.

                  (b) If, in the exercise of any of its rights and remedies, any of the Lender Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable law pertaining to "election of remedies" or the like, each Obligor hereby consents to such action by such Lender Party and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of such Lender Party to seek a deficiency judgment against the Borrower shall not impair any obligation of either Obligor contained herein.

                  (c) Each Obligor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and of each other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof, that diligent inquiry would reveal. Each Obligor hereby agrees that the Lender Parties shall have no duty to advise such Obligor of information known to any of the Lender Parties regarding such condition or any such circumstance. In the event that any of the Lender Parties in its sole discretion undertakes at any time or from time to time to provide any such information to any Obligor, such Lender Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practice, such Lender Party wishes to maintain confidential or (iii) to make any other or future disclosure of such information or any other information to such Obligor.

                  SECTION 6. NO SUBROGATION, ETC. Each Obligor waives and relinquishes any and all rights which it may acquire by way of subrogation, contribution or reimbursement by reason of this Agreement or by any payment made hereunder.

                  SECTION 7. REPRESENTATIONS AND WARRANTIES. To induce the Lender Parties and the Agent to enter into the Credit Agreement, each Obligor represents and warrants to the Lender Parties and the Agent that:

                  (a) CORPORATE EXISTENCE; COMPLIANCE WITH THE LAW. Each Obligor
(i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction, except for failures which in the aggregate would

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have no Material  Adverse  Effect;  (iii) has all requisite  corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its certificate of incorporation and by-laws; (v) is in compliance with all other applicable Requirements of Law, except for such non-compliances as would in the aggregate have no Material Adverse Effect; and (vi) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which, in the aggregate would have no Material Adverse Effect.

                  (b) CORPORATE POWER;  AUTHORIZATION;  ENFORCEABLE OBLIGATIONS.
(i) The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party and the consummation of the transactions related to the financing contemplated hereby:

                  (A)  are within such Obligor's corporate powers;

                  (B) have been duly authorized by all necessary corporate action, including, without limitation, the consent of stockholders where required; and

                  (C) do not (I) contravene such Obligor's certificate of incorporation or by-laws or other comparable governing documents, (II) as to such Obligor, violate any other applicable Requirement of Law (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator, (III) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of such Obligor, or (IV) result in the creation or imposition of any Lien upon any of the property of such Obligor.

                  (ii) No authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been obtained or made and copies of which in the case of those involving a Governmental Authority have been delivered to the Agent, is required for the due execution, delivery, recordation, filing or performance by either Obligor of this Agreement or any other Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby.

                  (iii)  This  Agreement  has been and  each of the  other  Loan
Documents to which it is a party will have been upon delivery thereof, duly executed and delivered by each Obligor. This Agreement is, and each other Loan Document to which it is a party will be when delivered, the legal, valid and binding obligation of each Obligor, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium or

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similar  laws  affecting  creditors'  rights  generally  and  subject to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

                  SECTION 8. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Obligor herefrom shall in any event be effective unless the same shall be in writing, approved by the Majority Lenders and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 9. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to either Obligor, addressed to it at the address of such Obligor specified on the signature pages hereof, if to any Lender Party, addressed to it at the address specified in the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee or its agent, respectively.

                  SECTION 10. NO WAIVER; REMEDIES. (a) No failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or any of the other Loan Documents.

                  (b) Failure by any of the Lender Parties at any time or times hereafter to require strict performance by the Borrower, the Obligors or any other Person of any of the provisions, warranties, terms or conditions contained in any of the Loan Documents now or at any time or times hereafter executed by the Borrower, the Obligors or such other Person and delivered to any of the Lender Parties shall not waive, affect or diminish any right of any of the Lender Parties at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of any of the Lender Parties or any agent, officer, employee of any of the Lender Parties.

                  (c) No waiver by the Lender Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any of the Lender Parties permitted hereunder shall in any way affect or impair any of the rights of the Lender Parties or the obligations of the Obligors under this Agreement or under any of the other Loan Documents. Any determination by a court of competent jurisdiction of the

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amount of any principal and/or interest or other amount  constituting any of the
Obligations shall be conclusive and binding on the Obligors irrespective of whether either Obligor was a party to the suit or action in which such determination was made, as long as the Borrower was a party to such suit or action.

                  SECTION 11. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of either Obligor against any and all of the obligations of such Obligor to make Keepwell Payments now or hereafter existing irrespective of whether or not such Lender Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Obligors after any such set-off and application made by such Lender Party or its Affiliate; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Lender Party and its respective Affiliates may have.

                  SECTION 12. CONTINUING AGREEMENT; TRANSFER OF LOANS. This Agreement is a continuing guaranty and shall (i) remain in full force and effect
(a) with respect to WHX until the earlier of (1) the occurrence of the Holdings IPO Threshold and (2) the later of (x) the indefeasible payment in full of the Obligations and (y) the Termination Date and (b) with respect to Holdings until the later of (1) the indefeasible payment in full of the Obligations and (2) the Termination Date, (ii) be binding upon both Obligors, their successors and assigns, and (iii) inure to the benefit of and be enforceable by the Lender Parties and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (iii), any of the Lender Parties may assign or otherwise transfer any Loans held by it or Obligations owing to it to any other Person to the extent provided in the Credit Agreement, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Lender Party herein or otherwise with respect to such of the Loans and Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 10.7 of the Credit Agreement in respect of assignments.

                  SECTION 13. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Loan Party's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the

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Obligations  or  such  part  thereof,   whether  as  a  "voidable   preference",
"fraudulent transfer", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  SECTION 14. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement.

                  SECTION 15. SUBMISSION TO JURISDICTION. (a) Any legal action or proceeding with respect to this Agreement or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Obligor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) Each Obligor irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to such Obligor at its address provided herein.

                  (c) Nothing contained in this Section 15 shall affect the right of the Agent or any Lender Party or any holder of a Revolving Credit Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Obligor in any other jurisdiction.

                  SECTION 16. THIRD PARTY BENEFICIARY. This Agreement is intended for the benefit of the Agent, the Issuers and the Lenders and their respective successors and assigns and they shall be able to enforce any and all rights and remedies under this Agreement.

                  SECTION 17. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

                  SECTION 18. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each

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of which when so  executed  shall be deemed to be an  original  and all of which taken together shall constitute one and the same Agreement.


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                  SECTION  19.  MISCELLANEOUS.  All  references  herein  to  the
Borrower or to an Obligor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower or such Obligor. All references to the singular shall be deemed to include the plural where the context so requires.

                  SECTION 20. WAIVER OF JURY TRIAL. Each of the Obligors and the Borrower irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, another Loan Document or the actions of the Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the Borrower and the Obligors have caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.


                                WHEELING- PITTSBURGH
                                STEEL CORPORATION


                                By:_________________________
                                   Title:   Vice President
                                   Address: 1134 Market Street
                                            Wheeling, West Virginia  26003



                                WHEELING-PITTSBURGH
                                  CORPORATION


                                By:_________________________
                                   Title:   Vice President and Special Counsel
                                   Address: 1134 Market Street
                                            Wheeling, West Virginia  26003



                                    WHX CORPORATION


                                 By:_________________________
                                    Title:   Vice President and Special Counsel
                                    Address: 110 East 59th Street
                                             New York, New York  10022

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
                                    EXHIBIT M

                           FORM OF KEEPWELL AGREEMENT


                  KEEPWELL AGREEMENT (this "AGREEMENT"), dated December 28, 1995, made by Wheeling-Pittsburgh Steel Corporation, a Delaware corporation (the "BORROWER"), Wheeling-Pittsburgh Corporation, a Delaware corporation ("HOLDINGS"), and WHX Corporation, a Delaware corporation ("WHX" and, together with Holdings, the "OBLIGORS"), in favor of the Lender Parties referred to below.


PRELIMINARY STATEMENTS:

                  1. The Borrower has entered into a Second Amended and Restated Credit Agreement, dated as of December 28, 1995, with the financial institutions party thereto and Citibank, N.A., as agent for said financial institutions (said Agreement, as it may be amended or otherwise modified from time to time, being the "CREDIT AGREEMENT").

                  2. Holdings owns beneficially and of record 100% of the capital stock of the Borrower and WHX owns beneficially and of record 100% of the capital stock of Holdings.

                  3. WHX and Holdings have agreed to provide certain assurances to the Lender Parties with respect to the financial condition of the Borrower.

                  4. It is a condition precedent to the effectiveness of the Credit Agreement and to the making of Loans and the issuance of Letters of Credit that the Obligors shall have executed and delivered this Agreement.

                  NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make Loans and the Issuers to issue Letters of Credit, the Obligors hereby agree as follows:


                  SECTION 1. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein, have the meanings specified in the Credit Agreement. As used in this Agreement, the following terms shall mean:

                  "BANKRUPTCY CODE" means Title 11 of the United States Code, any successor statute thereto or any similar United States federal or state law for the relief of debtors.

                  "KEEPWELL PAYMENTS" has the meaning specified in Section 2.


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